Exhibit 10.3

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN FILED WITH THE COMMISSION.

WARRANTY SERVICES AGREEMENT

This WARRANTY SERVICES AGREEMENT (the “Agreement”), dated as of September 12 2007, is by and between Intel Corporation, a Delaware corporation (the “Seller”) and RadiSys Corporation, an Oregon corporation (the “Buyer”). Seller and Buyer are sometimes referred to as the “Parties” and each individually as a “Party.”

WHEREAS, Buyer and Seller have entered into an Asset Purchase Agreement dated as of September 7, 2007, as amended (the “Asset Purchase Agreement”) pursuant to which Buyer shall acquire the Transferred Assets and assume the Assumed Liabilities; and

WHEREAS, it is a condition to the closing of the transactions contemplated by the Asset Purchase Agreement that Buyer and Seller will enter into this Agreement under which Buyer will provide certain warranty services and support to assist Seller in fulfilling its Product warranty obligations and Seller will compensate Buyer for such services, all in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the Parties hereto agree as follows:

1.	Definitions. Capitalized terms used, but not defined, in this Agreement shall have the meanings ascribed to such terms in the Asset Purchase Agreement. The definitions set forth in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Sections and Exhibits shall be deemed to be references to Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any reference to any contract, instrument, statute, rule or regulation is a reference to it as amended and supplemented from time to time (and, in the case of a statute, rule or regulation, to any successor provision). Any reference in this Agreement to a “day” or a number of “days” (without the explicit qualification of “Business”) shall be interpreted as a reference to a calendar day or number of calendar days. The following terms, as used herein, have the following meanings:

1.1.	“Buyer’s Cost of Sales” means the total sum of the Buyer’s Product Cost and Buyer’s OCOS per Product. Buyer’s Cost of Sales shall be calculated based on Buyer’s standard costing model consistent with past practices.

1.2.	“Buyer’s OCOS” means the cost of sales for the distribution and production of the Products which are necessary, but have not been included as part of Buyer’s Product Cost, as calculated based on Buyer’s standard costing model consistent with past practices. In addition, Buyer’s OCOS includes costs associated with product warranty and bad debt.

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN FILED WITH THE COMMISSION.

1.3.	“Buyer’s Product Cost” means any and all production costs per Product directly associated with, attributable to and readily identifiable with the production and distribution of the Product, including the costs associated with manufacturing, validating and testing, and storing and delivering the Product, as calculated and based on Buyer’s standard costing model consistent with past practices.

1.4.	“Buyer’s Repair Costs” shall include any and all costs directly associated with, attributable to and readily identifiable with the repair and return of the Product, including reasonable and customary labor and materials costs for incoming inspection, evaluation, repair, refurbishing, repackaging testing, storing, acceptance test and return of the Products to the customer.

1.5.	“Changeover Date” shall have the meaning given such term in the Transition Services Agreement.

1.6.	“Products” shall have the meaning given such term in the Asset Purchase Agreement; provided, however, that, for the avoidance of doubt, Products shall include New Products (as defined in the Asset Purchase Agreement) in the event that the Transition Services Agreement is amended as contemplated under Section 5.6 of the Transition Services Agreement. “Product” shall have its correlative meaning.

1.7.	“Product Lines” shall have the meaning given such term in the Transition Services Agreement.

1.8.	“Repair Services Capability” means, with respect to a Product Line, the ability to perform all necessary warranty repair and services for such Product Line. For purposes of clarity, the Repair Services Capability for a Product Line has been attained when the mutually agreed verification and validation of Buyer’s repair services capability for such Product Line has been completed.

1.9.	“Seller’s Cost of Sales” means the total sum of the Seller’s Product Cost and Seller’s OCOS per Product. Seller’s Cost of Sales shall be calculated based on Seller’s standard costing model consistent with past practices.

1.10.	“Seller’s OCOS” means the cost of sales for the distribution and production of the Products which are necessary, but have not been included as part of Seller’s Product Cost, as calculated based on Seller’s standard costing model consistent with past practices. In addition, Seller’s OCOS includes costs associated with product warranty and bad debt.

1.11.	“Seller’s Product Cost” means any and all production costs per Product directly associated with, attributable to and readily identifiable with the production and distribution of the Product, including the costs associated with manufacturing, validating and testing, and storing and delivering the Product, as calculated and based on Seller’s standard costing model consistent with past practices.

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN FILED WITH THE COMMISSION.

1.12.	“Seller’s Repair Costs” shall include any and all costs directly associated with, attributable to and readily identifiable with the repair and return of the Product, including reasonable and customary labor and materials costs for incoming inspection, evaluation, repair, refurbishing, repackaging, testing, storing, acceptance test and return of the Products to the customer.

1.13.	“Transition Services Agreement” means that certain Transition Services Agreement of even date herewith between Buyer and Seller.

2.	Warranty Services.

2.1.	Pre CD Product Warranty Responsibility. Seller shall be responsible for the product warranty services and returns for Products shipped by Seller to end customers, its distributors or other third party customers, prior to the Changeover Date associated with each such Product (each a “Pre-CD Product”). Seller shall perform warranty services and returns for Pre-CD Products pursuant to Article 4 of the Transition Services Agreement (and otherwise in accordance with the terms of the purchase and sale agreement then in effect between the Parties). As set forth below, Seller will compensate Buyer for the costs incurred by Buyer in the event that Buyer performs product warranty services on behalf of Seller with respect to Pre-CD Products.

2.2.	Post-CD Product Warranty Responsibility. Buyer shall be responsible for product warranty services and returns for Products shipped or sold by Buyer and its distributors to end customers or other third party customers and for Products shipped or sold by Seller on behalf of Buyer to Buyer’s or Seller’s distributors, end customers or other third party customers on or after the Changeover Date (each a “Post CD Product”). Buyer shall use all of its commercially reasonable efforts (performing its respective obligations under the Transition Services Agreement and Changeover Plan) to ensure that, prior to the Changeover Date for any given Product Line, Buyer has Repair Services Capability with respect to such Product Line. In the event that the Buyer does not have Service Repair Capability with respect to a Product Line prior to the Changeover Date therefor, Seller shall continue to perform product warranty services with respect to Post-CD Products within such Product Line and Seller shall be reimbursed by Buyer at Seller’s Cost of Sales or Seller’s Repair Costs (depending on whether a Product has been replaced or repaired, respectively) plus *** of such costs for such Products.

2.3.

Buyer’s Reimbursement for Pre-CD Product Replacements. To the extent that warranty services and return obligations must be fulfilled by Seller with respect to a Pre-CD Product, and the applicable Product Line has already been transferred to Buyer (i.e., the Changeover Date for such Product Line has already occurred), Buyer shall promptly provide to Seller the applicable replacement Product requested by Seller and Buyer shall be reimbursed by Seller at Buyer’s Cost of Sales plus *** of such costs for such Pre-CD Products (as further set

***	CONFIDENTIAL MATERIALS REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN FILED WITH THE COMMISSION.

forth in Section 2.6). Any such replacement Product provided by Buyer shall be provided to Seller with Buyer’s standard warranty for such Products. In addition, if Buyer also has Repair Service Capability with respect to the applicable Product Lines, Seller may request, in lieu of such replacement Product, that Buyer provide warranty services in accordance with the provisions set forth below for such Pre-CD Product.

2.4.	Buyer Warranty Processing of Pre-CD Products. After Buyer has achieved Repair Services Capability with respect to a given Product Line, Buyer agrees to accept all valid warranty claims for Pre-CD Products within such Product Line that are still under Seller’s warranty pursuant to the terms of such sales (the “Applicable Warranty Terms”); provided, however, that Seller has provided Buyer with appropriate information to enable Buyer to determine whether such Pre-CD Product (and the applicable warranty defect) is covered by the Applicable Warranty Terms (including, without limitation, any warranty registration information pertaining to such Product). Buyer will provide to Seller’s customer a return material authorization number in response to each such warranty claim. With respect to any valid warranty claim for a Pre-CD Product returned to Buyer in accordance with the Applicable Warranty Terms, Buyer will repair such Product, provide a replacement product (a “Buyer Replacement Product”), or credit Seller’s customer the amounts paid to Seller for such in warranty Pre-CD Product, in accordance with the Applicable Warranty Terms or Seller’s written instructions regarding the warranty services to be provided in accordance with the terms of this Agreement. For the avoidance of doubt, in the event that a specific Product cannot be repaired or replaced and there is a migration path to another Buyer product, Buyer may offer to customer such different Buyer product as a Buyer Replacement Product. For clarity, in the event that Seller has not provided written instructions with regard to the warranty services to be provided, Buyer may pursue any of the foregoing options (i.e., repair, replacement or credit) with respect to an in-warranty Pre-CD Product, in its sole discretion, provided Buyer does so pursuant to the Applicable Warranty Terms.

2.5.	Quarterly Report.

(a)	With respect to warranty services performed by Buyer under Section 2.3 and Section 2.4 above, subject to the terms above, Buyer shall submit to Seller a detailed quarterly report that includes, among other things, a list of Products within warranty that were returned along with serial numbers and confirmation that Buyer successfully repaired or replaced such Product. These quarterly reports will be delivered to:

Accounts Payable

Intel Corporation

PO Box 1000

Hillsboro, OR 97123

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN FILED WITH THE COMMISSION.

(b)	With respect to warranty services performed by Seller under Section 2.2, subject to the terms above, Seller shall submit to Buyer a detailed quarterly report that includes, among other things, a list of Products within warranty that were returned along with serial numbers and confirmation that Seller successfully repaired or replaced such Product. These quarterly reports will be delivered to:

RadiSys Corporation

5445 N.E. Dawson Creek Drive

Hillsboro, OR 97124

Attention: Chief Financial Officer

Telephone: (503) 615-1100

Fax: (503) 615-1114

2.6.	Warranty Service Invoices.

(a)	Together with the quarterly reports set forth in Section 2.5(a), Buyer shall invoice Seller for the services provided under Section 2.3 and Section 2.4 of this Agreement on a quarterly basis at: (i) Buyer’s Cost of Sales plus *** for such Products that have been replaced (including the Cost of Sales for Buyer Replacement Products), (ii) Buyer’s Repair Costs plus *** for such Products that have been repaired; or (iii) the amount credited to customers, in accordance with Section 2.4.

(b)	Together with the quarterly reports set forth in Section 2.5(b), Seller shall invoice Buyer for the services provided under Section 2.2 of this Agreement on a quarterly basis at: (i) Seller’s Cost of Sales plus *** for such Products that have been replaced (including the Cost of Sales for Seller Replacement Products), or (ii) Seller’s Repair Costs plus *** for such Products that have been repaired. In the event that the Parties agree that Seller shall issue a credit for such Products, Seller shall invoice Buyer for the amount credited to customers by Seller. The Parties acknowledge and agree that the foregoing shall only apply with respect to Post-CD Products and that Seller’s compensation with respect to Pre-CD Products shall be as set forth in Section 4.2 of the Transition Services Agreement.

2.7.	Invoicing.

(a)	Seller agrees to remit payment within thirty (30) days of Seller’s receipt of a proper invoice. Upon receipt of a written request from Seller, at least three weeks notice and no more frequently than once per year, Buyer shall permit Seller to examine the books and records of Buyer during standard working hours to the extent directly related to the Buyer’s Cost of Sales, Buyer’s Repair Costs or other costs charged to Seller under the terms of this Agreement.

***	CONFIDENTIAL MATERIALS REDACTED AND FILED SEPARATELY WITH THE COMMISSION

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN FILED WITH THE COMMISSION.

(b)	Buyer agrees to remit payment within thirty (30) days of Buyer’s receipt of a proper invoice. Upon receipt of a written request from Buyer, at least three weeks notice and no more frequently than once per year, Seller shall permit Buyer to examine the books and records of Seller during standard working hours to the extent directly related to the Seller’s Cost of Sales, Seller’s Repair Costs or other costs charged to Buyer under the terms of this Agreement.

3.	Term and Termination.

3.1.	Term of Agreement. This Agreement shall become effective as of the date hereof and shall continue until the date thirty-six (36) months after the final Changeover Date under the Transition Services Agreement, unless earlier cancelled or terminated pursuant to the terms of this Agreement.

3.2.	Termination. Seller or Buyer may, in its discretion, (a) terminate all of its obligations under this Agreement by written notice to the other Party in the event that the other Party breaches any material obligation under this Agreement, which breach continues without cure for a period of fifteen (15) days after written notice thereof (or such longer period (but in no event longer than thirty (30) days) as it takes to reasonably cure such breach provided that such breaching Party has actively attempted to cure such breach during such fifteen (15) day period), or (b) terminate this Agreement by written notice to the other Party in the event that the other Party enters into any proceeding, whether voluntary or involuntary, in bankruptcy, reorganization or arrangement for the appointment of a receiver or trustee to take possession of such Party’s assets or any other proceeding under any law for the relief of creditors, or makes an assignment for the benefit of its creditors.

4.	Confidentiality.

4.1.

The Parties understand and agree that this Agreement is subject to the terms and conditions of the Confidentiality Agreement, and that the terms and conditions of this Agreement, and the confidential or proprietary information and materials to which a Party obtains access pursuant to this Agreement or as a result of the relationship of the Parties established under the performance of this Agreement shall be considered Confidential Information (as such term is defined in the Confidentiality Agreement) subject to the Confidentiality Agreement, notwithstanding any contrary terms in Section 1 of the Confidentiality Agreement. Notwithstanding the foregoing, if any provision of this Agreement conflicts with any provision of the Confidentiality Agreement, the provision of this Agreement shall govern. Notwithstanding any contrary provision in the Confidentiality Agreement, the Parties’ respective rights and obligations under the Confidentiality Agreement shall apply fully to Confidential Information that is disclosed by either Party or its Affiliates to the other Party or its Affiliates at any time during the term of this Agreement, even if such disclosure occurs after termination of the Confidentiality Agreement. Neither of the Parties, nor any of

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN FILED WITH THE COMMISSION.

their respective Affiliates, shall make any public statements relating to this Agreement or the terms and conditions hereof other than in accordance with Section 5.07 of the Asset Purchase Agreement or to state to end customers, distributors or other third party customers that Seller has engaged Buyer to provide warranty services for Products shipped by Seller prior to the Changeover Date.

5.	Indemnification.

5.1.	Each Party (the “Indemnitor”) shall, at its election, either settle or defend any lawsuit, legal action, or legal proceeding brought against the other Party (the “Indemnitee”) that is based upon Losses on account of the injury or death of any Person or for damage to or loss of any personal property owned by any Person to the extent caused by the gross negligence or willful misconduct of the Indemnitor or its agents, contractors, or employees in connection with the performance or receipt of performance under this Agreement (“Covered Claim”); provided that under no circumstances will either Party have any liability to the other Party for any Losses to the extent that they are caused by the other Party.

5.2.	Indemnitor will pay all damages, costs and expenses (including reasonable attorneys’ fees and costs) finally awarded against Indemnitee on any Covered Claim, provided that: (a) Indemnitor has been notified of such lawsuit, legal action or legal proceeding in writing no later than seven (7) days after Indemnitee first receives notice of the lawsuit, legal action, or legal proceeding (provided that any such delay shall only excuse the Indemnitor’s obligations hereunder to the extent such delay has materially prejudiced the Indemnitor’s ability to satisfy its indemnification obligations hereunder) (b) Indemnitor has the right, at its election, to solely control the defense or settlement of the lawsuit, legal action, or legal proceeding, or to settle or defend against only the Covered Claims; and (c) Indemnitee shall provide such information and assistance in the defense or settlement of the claim as may be reasonably requested by Indemnitor at Indemnitor’s expense. Indemnitor shall not be responsible for any costs, expenses, or compromise incurred or made by Indemnitee in relation to a defense or settlement entered into without Indemnitor’s prior written consent. Indemnitee shall not be precluded from participating in the action (at its own expense), including providing assistance to Indemnitor, provided that Indemnitor consents to such participation after good faith consultation between the Parties. Such consent shall not be unreasonably withheld or delayed.

5.3.	The foregoing indemnity as defined in this Section 5 is personal to the Indemnitee and shall under no circumstance be assignable, transferable or subject to pass-through to Indemnitee’s customers.

6.	No Consequential Damages.

6.1.	NO CONSEQUENTIAL DAMAGES. EXCEPT FOR CLAIMS FOR DAMAGES THAT ARE DIRECTLY AND PROXIMATELY CAUSED BY

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN FILED WITH THE COMMISSION.

THE OTHER PARTY'S BREACH OF CONFIDENTIALITY OBLIGATIONS OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR SPECIAL DAMAGES WHATSOEVER, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, ARISING OUT OF THIS AGREEMENT OR SERVICES PROVIDED OR RECEIVED, AS APPLICABLE, HEREUNDER, WHETHER OR NOT FORESEEABLE, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF THE SAME.

7.	Limitation of Liability.

7.1.	Except for either Party’s obligations to pay any amounts hereunder and claims arising from breach of the nondisclosure obligations pursuant to the Confidentiality Agreement, in no event shall either Party’s liability under this Agreement for any cause whatsoever, and regardless of the form of action, whether in contract or in tort, exceed the aggregate amount of One Million Dollars ($1,000,000). In no event will either Party be liable to the other Party for any loss or destruction of data or degradation in network performance or computing services related to or resulting from the services provided under this Agreement. The provisions of this section shall apply to the fullest extent of the law, whether in contract, statute, tort (including, without limitation, negligence) or otherwise.

8.	General Provisions.

8.1.	Relationship of the Parties. Neither Party nor their respective employees are agents or representatives of, nor have authority to bind, the other Party hereto by contract or otherwise. Nothing contained in this Agreement shall be deemed or construed to create a partnership or a joint venture between Seller and Buyer or any of their respective Affiliates, or to cause either Party to be responsible in any way for the debts or other obligations of any Party hereto or any other Party or be deemed affiliated with any other Party. Each Party shall be responsible for the acts of its employees, agents, independent contractors and vendors in connection with providing or receiving, as applicable, the services described in this Agreement.

8.2.	Property Ownership. Each Party acknowledges that all items, including without limitation, all machinery, equipment, and furniture owned by any other Party or any of their Affiliates and used in connection with the services hereunder shall remain the property of such Party or respective Affiliate, as the case may be, and no other party shall have any lien thereon or other rights therein.

8.3.	Costs. The Parties acknowledge and agree that any amounts payable by either Party pursuant to this Agreement will be in addition to any purchase price and any other amounts payable under the Asset Purchase Agreement.

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN FILED WITH THE COMMISSION.

8.4.	Dispute Resolution. The Parties shall promptly attempt to resolve all disputes arising under this Agreement at the working level, if possible. The Service Coordinators shall meet within five (5) Business Days of either Party’s written request for a dispute resolution meeting and attempt in good faith to resolve any dispute. If such dispute is not resolved by discussions between the Service Coordinators within five (5) days after the Parties meet in response to a Party’s written request, either Party may request that the dispute be further escalated to the general manager of the applicable business unit of each Party. Within five (5) Business Days after receipt of such request to escalate the dispute, the general managers shall meet to resolve the dispute. If unsuccessful, such disputes will be resolved in accordance with the procedures set forth below:

8.4..1.1.	All disputes arising directly under the express terms of this Agreement or the grounds for termination thereof shall be resolved as follows: The business representatives of all Parties to the dispute, together with, upon the mutual agreement of the Parties, their respective legal representatives, shall meet to attempt to resolve such disputes. If the disputes cannot be resolved by such senior management, any Party may make a written demand for formal dispute resolution and specify therein the scope of the dispute. Within thirty (30) days after such written notification, the Parties agree to meet for one (1) day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one (1) day mediation, either Party may begin litigation proceedings.

8.4..1.2.	Notwithstanding the provisions of Section 8.4.1.1 above, each Party shall have the right, without the requirement of first seeking a remedy through the alternate dispute resolution mechanism, to seek preliminary injunctive or other equitable relief in any proper court in the event that such Party determines that eventual redress through arbitration will not provide a sufficient remedy for any violation of this Agreement by the other Party.

8.4..1.3.	In the event a proceeding is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs in an amount to be fixed by the court or arbitrator, as applicable.
8.5.

Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed in accordance with and this Agreement and any disputes or controversies related hereto shall be governed by the internal laws of the State of New York without giving effect to any conflicts of laws principles thereof that would apply the laws of any other jurisdiction. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN FILED WITH THE COMMISSION.

this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties hereto irrevocably agree that all claims with respect to such proceeding shall be heard and determined in such a New York state or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.5 below or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.3.

8.6.	Compliance With Laws Relating to Import and Export. The Parties shall comply with all Applicable Laws governing export and import of Products and New Products and information related thereto. In particular, the Parties shall not export or re-export, directly or indirectly, separately or as part of a system, the Products, New Products, or information relating thereto, to any country for which an export license or other approval is required without first obtaining such license or other approval. To the extent required by Applicable Law, Buyer shall obtain a controlled country import and/or export license and provide to Seller documentation demonstrating that it is in compliance with all applicable export control laws and regulations.

8.7.	Notices. Any notice in connection with this Agreement shall be given in accordance with Section 9.01 of the Asset Purchase Agreement, which is hereby incorporated by reference.

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN FILED WITH THE COMMISSION.

8.8.	Survival. The following sections shall survive any termination or expiration of this Agreement: any payment obligation sections, Confidentiality (Section 4) Indemnification (Section 5), No Consequential Damages (Section 6), Limitation of Liability (Section 7), and General Provisions (Section 8).

8.9.	Force Majeure. Neither Party shall be liable for delay in performance of any of its obligations under this Agreement if such delay is due to causes beyond its reasonable control including, without limitation, acts of God, fires, strikes, terrorist acts, acts of war, or intervention of any government or authority, but any such delay or failure shall be remedied by such Party as soon as reasonably practicable, and the extent of any such delay shall be added to the term of this Agreement.

8.10.	Amendments; Waivers.

8.10..1.1.	Any provision of this Agreement may be amended or waived, including changes, modifications or supplements to the Transition Services, if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective.

8.10..1.2.	No waiver by a Party of any default, misrepresentation or breach of a warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of a warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a Party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

8.11.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs, personal representatives and permitted assigns. No Party hereto may transfer or assign either this Agreement or any of its rights, interests or obligations hereunder, whether directly or indirectly, by operation of law, merger or otherwise, without the prior written approval of each other Party. No such transfer or assignment shall relieve the transferring or assigning Party of its obligations hereunder if such transferee or assignee does not perform such obligations.

8.12.

Entire Agreement;. This Agreement, the Asset Purchase Agreement, and the Confidentiality Agreement constitute the entire agreement by and between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, and negotiations, both written and oral, by and between the Parties with respect to the subject matter of this Agreement. No representation, warranty, promise, inducement or statement of intention has been made by either Party that is not embodied in this Agreement,

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and neither Party shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

8.13.	Headings and References; Interpretation. The division of this Agreement into sections, subsections, paragraphs, schedules and exhibits and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. All uses of the words “hereto”, “herein”, “hereof”, “hereby”, and “hereunder” and similar expressions refer to this Agreement as a whole, unless otherwise specifically stated in this Agreement.

8.14.	Taxes. Fees and prices payable under this Agreement do not include Taxes. In addition to the fees and prices payable under this Agreement, the paying Party shall pay the amount of any present or future customs duties or sales, use, excise, or other similar Tax applicable to the sale of goods or performance of services covered by this Agreement, or in lieu thereof, the paying Party shall supply the other Party with an appropriate tax exemption certificate or provide sufficient proof of tax exemption. In the event that the paying Party is prohibited by law from making payments to the other Party unless the paying Party deducts or withholds Taxes therefrom and remits such Taxes to the local taxing jurisdiction, then the paying Party shall duly withhold and remit such Taxes and shall pay to the other Party the remaining net amount after the Taxes have been withheld. The paying Party shall promptly furnish the other Party with a copy of an official tax receipt or other appropriate evidence of any Taxes imposed on payments made under this Agreement. When property is delivered and/or services are provided or the benefit of services occurs within jurisdictions in which the other Party’s collection and remittance of Taxes is required by law, the other Party shall have sole responsibility for payment of said Taxes to the appropriate tax authorities. In the event the other Party does not collect Tax from the paying Party, and is subsequently audited by any tax authority, liability of the paying part will be limited to the tax assessment, with no reimbursement for penalty or interest charges. Each Party is responsible for its own respective income taxes or Taxes based upon gross revenues, including but not limited to business and occupation taxes. The Parties understand that the Warranty Services will be performed by the Parties and/or their Affiliates, and therefore, they contemplate that, to the extent the Warranty Services are performed by one or more Affiliates of a Party for the benefit of the other Party and/or its Affiliates, purchase orders and invoices will be issued and processed between the Party and/or its Affiliates and the other Party and/or its Affiliates, as may be appropriate. The Parties will cause their Affiliates to cooperate with each other in order to minimize taxes subject to this Section 8.12 and to carry out the intent of this Agreement.

8.15.

Specific Performance. Notwithstanding the provisions of Section 8.4 above, the Parties hereby acknowledge and agree that the failure of any Party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the transactions contemplated herein, may cause irreparable injury to the other Party, for which damages, even if

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available, may not be an adequate remedy. Accordingly, each Party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such Party’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

8.16.	Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts and the signatures delivered by telecopy, each of which shall be an original, with the same effect as if the signatures were upon the same instrument and delivered in person. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Parties.

8.17.	Severability. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

8.18.	Third Party Beneficiaries. No provision of this Agreement shall create any third party beneficiary rights in any other Person, including any employee or former employee of Seller or Buyer or any of their respective Affiliates (including any beneficiary or dependent thereof).

8.19.	No Presumption against Drafting Party. Buyer and Seller acknowledge that Buyer and Seller have been represented by counsel in connection with the negotiation and execution of this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting Party has no application and is expressly waived.

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CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF

THIS DOCUMENT HAVE BEEN FILED WITH THE COMMISSION.

IN WITNESS WHEREOF, the Parties hereto have caused this Warranty Services Agreement to be duly executed and delivered as of the date set forth above.

SELLER:

INTEL CORPORATION,
a Delaware corporation

By:	/s/ RAVI JACOB
Name: Ravi Jacob
Title: Vice President and Treasurer
Date: September 12, 2007

BUYER:

RADISYS CORPORATION,
an Oregon corporation

By:	/s/ BRIAN BRONSON
Name: Brian Bronson
Title: Chief Financial Officer
Date: September 12, 2007

[SIGNATURE PAGE TO INTEL CORPORATION/RADISYS CORPORATION

WARRANTY SERVICES AGREEMENT]